Exhibit 1A-13

__ M1 K A _ _, A\\ S.‘ __ W _ J _ _‘ 3%‘, _ _ an ‘ _ _ _ an V .1 \__'_ _’_f \_P wt ‘V ’ ) _ _‘_h” _ '4' _ \ _ 3 _ k L~|MM’N' /y f ., .1 ‘ fi ‘ ' ' ‘ ____ _. i I‘ _' 1 ‘ gm J‘ h_ aw J’ __ V - /L $25 MILLION TARGET Ll 5 ROADMAP FINANCIAL Yunsuxiucv NOYGR VE>1i(L£S vimh $2M fGiS€d lvdni previous Crowdfullding CG|I\p(1igrlS, we have indde signifi progress. Now we're opening Our Reg A campaign I0 idise $25M. The allows US re Iuke Ihe fi big steps: building Our pr0d\I(]i0I\-teddy pf0!0Pyp6S of me xv Pidiidnn, bofi puck, dnd fG5Y-C|\i.1fgiI\g iI\|\'GSlTl|Cl\Jfe. So, why $25M and how DIE we guing id spend il? 54% Eqnipineni & Mqchinery 33.5% RCSGGICH & Developmenl - 7% SG&A - 4.5% Facililies 1% omei OpEx Our enneni pndniy is id idise innding id eeinpieie din devekapmeni nnd lesiing dnd ieke US inie me early sniniisedie mnnuicciuring phase. This includes expanding OUY idemiies, glowing OAK Iedm, deploying charging sidiidns, dnd fl\0I6. we hm/6 finalized many Iechnic<1| requiremenis rei me vehicle, dnd will continue id refl Ihese ieqniienienis as we develop the iniiseeie working prololype ei ine XT pickup Iruck. This eiien will involve I 5horHerm and longlerm purlnershipi Wain Orgunilqitls mdi edn ussisl Ams MOIOI Vehicles in bringing Our XT pickup iindk I0 pidieiype and men produclion. We die |I0ping ie begin d pieeidei Cfimpuign GS we gei eidsei id ine sidn di nidnmdeiniing. INVEST FOUNDED Atlis Motor Ve|'\ci|es was officia||y incorporated. -"ll-9""! |ns|De 5 uncrate nunn/smnu cJr;77 INVEST CONCEPT TEAM HIRED We hired our concept deve|opment team and began work on the tuture At|is product line with testing, prototyping and tuture deve|opment. -"ll-"Ill Ti |ns|0e S uncrate" nnnnjsnnul can?) é 12 MIN FAST CHARGE 2018 Less than 3 months utter the hire ot our tirst concept team, we managed to charge our buttery puck prototype trom O-100% in 12:37. This wcls the buitcling point tor our next leap in buttery tech. -"\|-9""! |ns|De S uncrate mum/smnu gum?) INVEST $1 MILLION RAISED 2018 We ended the yeur on 0 high with the reieuse ot our new website and completed our first round of funding - funding the next wove of deveiopments. This was u|| raised by our community and tuture customers, turther mustrcting our ethics of being built tor the peopie, by the peopie. J-E; ~.‘ ‘- P7. -Ml-"ill! insioe 5 nnnu/snmu cm?) uncrate" INVEST CONCEPT XP PLATFORM RELEASED ZN? We completed the development ot our concept XP Platform. This showcased our incredible ground clearance and massive oft road terrain capabilities. -"ll-"I'll |ns|De S uncrate“ nnnnjsunul @0T$77 INVES $1 MILLION RAISED 2@2@ Atter another pubiic campaign begun in December 2018, we reached our initiai $750K target in under 24 hours thanks to the massive support of our community. This was then extended for the next month to gather another $250K, compieting in January. -""-"Ill insioe S uncrate nnnn/snuul 807577 INVEST ATLIS MOVES TO NEW FACILITY Hiring begun in tu|| and our team is expanded to i7, with more coming soon. We then moved into our new tocitity ready to tuckte the construction ot the XP Piottorm, Charging infrastructure and XT Prototype. -"ll-9""! msioe S uncrate" nanny snow @9757? INVEST 9.26 FAST CHARGE 2@2@ After numerous testing and improvements we were ub|e Io atuin cl charge time of O-100% in iusl 9 minutes 26 seconds. -"ll-"Ill |ns|De 5 uncrate nnnn/snnul @4377 INVEST L E S ROADMAP FINANCIAL TRANSPARENCY moroa VEH|(LES We know thot securing iinoncioi support is o choiienge for ony new brand, especially on automotive company. But we have cireudy achieved so much, in o reiotiveiy short time Imme, with cl IucIicrousIy smdii budget. We ore obie to thrive where others would die. VIEW THE ATLIS VIDEO 1 4/ \ - _ THE xr i i FINANCIAL ROADMAI; ' i TRANSPARENCY 1 CAMPAIGN ROADMAP MOTOR vzH|<L:s NUMBERS. ALL OF THEM. We want to make sure we provide ai| the information. Everything we have spent, everything we wm spend e showing you exactiy where we are spending your investment. This is a company buiit upon the investment ot the workers of America, the tradespeopie and the peopie who see an opportunity tor change, and profit. Because we are choosing to raise money in this manner, we owe you all full disclosure, tuil transparency. INVESTMENT, PUT TO GOOD USE We have been very successfui in our previous two crowd funding campaigns - raising over $2,400,000. Its how we have invested this that makes the ditterence. We are not iike the others, we do not need massive amounts ot capitai, because we spend wiseiy, with purpose. INVEST !?§!F%i'(§ CAMPAIGN ROADMAP We have been very successtu| in our previous two crowd funding campaigns - raising over $2,400,000. lts how we have invested this that makes the difference. We are not |iI<e the others, we do not need massive amounts of cupitc1|, because we spend wise|y, with purpose. 42,828 sq ft FACILITY TEAM EXPANSION 9:26 MINUTE BATTERY CHARGE TIME /I ' GEN ‘I PLATFORM CHARGING STATION & PROTOTYPE CREATED HANDLE PROTOTYPE CREATED | N V E S T SHARED VALUE Wifh u 74% stake in \‘he company, ihe Atis ieom sf|| ho|ds the muioriiy of fhe company. This is imporioni as we ure noi con’tro||ec| by se|f-serving organisations. The founders‘ voiing righis ore purlicu|ur|y imporfoni when i1 comes fo upholding and imp|emen1ingihe company/s gou|s and values. Even ofer this phose of funding is achieved, fhe ieum will sii|| own G mojoriiy, oi around 63%. The second |orgesi percentage of shores are owned by our ii‘|OUSCltdS of supporiers and customers, people who believe in our message and brand. A|| of ihis ensures we sfuy frue #0 our mission and priorifze our cus1orners frst COMPANY VALUE SHARE PRICE 74% AI|is Emp|oyees and Founder I 23% CrowdFunding lnvesiors 3% Seed Investors + Other INVEST I N V E ST 9 9 ’ E WW/4*» a%%§g;§ .| '. ' '.":”.. . k MADE IN THE USA. BY THE USA. 0.,‘ . 0 ‘Q 0' as .3‘ 3' MADE IN THE USA. BY THE USA. We are made up of investors large and small all over the United States. We are made in America and we are supported by Americans, from c|| backgrounds, with one shared goc| Map /5 <1 wm/ /eprese/Hutton 17/VIYVEIYO/5 /om/tons 000.» um $10 MILLION RAISED FURTHER HIRING OF ENGINEERING AND OPERATIONS TEAM ADDITIONAL TOOLING REQUIRED FOR XP PLATFORM CREATION OF PRODUCTION READY PROTOTYPE OF BATTERY PACK TESTING OF XP PLATFORM AND CHARGING STATION QUALITY CONTROL OF CHARGING STATION PRODUCTION READY PROTOTYPE OF CHARGING STATION $20 MILLION RAISED QUALITY CONTROL OF XT PLATFORM PRODUCTION READY PROTOTYPE OF BATTERY PACK PLANNING FOR XT PLATFORM COMMERCIALIZATION BUILD SALES AND SUPPORT ORGANISATION CONTINUE XT DESIGN INVEST TOTAL COST UNTIL PRODUCTION Clearly the largest percentage oi spending goes towards the production ot the prototypes themselves. Included in this is the tooling costs and necessary equipment tor the preparation of manutacturing and continuation of prototyping. The second largest percentage oi spend is related to hiring the team we need to get to production. We will continue to grow our team of industry experts and radical thinkers to bring Atlis's disruptive products to market on time and in budget. - 54% Equipment & Machinery - 33.5% Research & Development 7% SG&A '7 V 4.5% Facilities - 1% Other OpEx I ~SHARE.itl INVEST 8 3,328 IT'S JUST THE START. THE XT L _ ROADMAPE 7 CAMPAIGN $30 MILLION RAISED Q4 2020 Allowmg Ailis :0 mks Ylwe xv Platform info mu produchon. The xv |= Ihen sold and further design devebpmeni for me nexi generuiion is begun. $100 MILLION RAISED 2027 Allis C0mp|Sle the production and delivery of Ihe firs! 100 XT Pickup Trucks. FURTHER FUNDING + DEVELOPMENT 2022 Muss pmdumion of the XT Truck conlinues , _ _j _ *‘ A I-Q =< 4, ~ _ INVEST L E S CAMPAIGN FINANCIAL TRANSPARENCY MOTOR vz><|<|.zs THE ROAD AHEAD IS LONG AND FULL OF OPPORTU -_ '<\ 1*: , . ~-- -‘ei-_—-'-.~r-_.~.-qs. ' -1-_»~ '. » . » __ ,. _. ~- /1.-~_-.-..\»:»»-D .:..~;-. .-1*‘ """"' ' ’ at-.‘_ » ".4 -_='-,1 >r+.-;;1.=—;el$-1;. I.-“"f¢+>."-r%"-""""‘ " ._- ., W -1 ‘er. 4‘ 11"". - =2’ .. . /'_-~* ~19-I , -. .“» ' '. -1, -_ -. P .¢ . _, ..'--'= A . 1 ‘;;eas,p~.‘~f- ' _-.. “ Y ‘__ ,~~ ___ __ , , l ..‘ , ' I -' »i~'?3*’RA.',1-"_,'-~. 4- » '$*:"":¢‘“~.- " ~ - .~-.-"-.~?~,1'<§'~=,-F"" ‘ J!“ ~1';-' V,-V .» -- ~ W‘, »»;‘:.;.<~i- :~ »25 ;_-5-.-,-.“;'3£1f" 'v_-z¢».:-.- ; -*2. ~¢.-¢?- INVEST THE IMMEDIATE NEXT STEPS We have so much to occompiish and we ore working on many oi those proiects right now, but when con you expect to see something reieused? Beneath ore graphs giving you ca more in ciepth Iook on what our exoct process is and whcit the time scoies tor these processes wm be, The XP PIGIIOFITI, XT Prototype, Charging and Bottery technoiogy wi|| o|| be compiete and nearing tinoiisction or sczie by the end of Q4 2021. These ore exciting times and we ore iust getting started. XP PLATFORM TIME FRAME | Q1 ii Q2 ii Q3 i| Q4 ii Q1 il Q2 ii Q3 ii Q4 i DESIGN XP PLATFORM VALIDATION PRODUCTION PROTOTYPE OUT XP PLATFORM PRODUCTION —— BEGIN SHIPPING XP PLATFORM INVEST XT TRUCK TIME FRAME DESIGN DEVELOPMENT BODY IN WHITE — XT VALIDATION — TRUCK BETAS IN FIELD XT PRODUCTION ATLIS CHARGING INFRASTRUCTURE DESIGN DEVELOPMENT SECURING PARTNERS — PRODUCTION PROTOTYPE CHARGING DEMO — CHARGING PRODUCTION I N V E S T LAUNCH INFRASTRUCTURE WITH PARTNERIS) L I 5 CAMPAIGN FINANCIAL TRANSPARENCY no1oa VEHl(LES mI]@ 'IIII]@ ENGINEERS 46 ENGINEERING LEADERSHIP 3 GAPS TO FILL We ore stm expanding the company Io prepare For production and because of this we have key Ieom members Io hire in prepormiion. Below is the time Irome and scciie of empioymeni Ihui we wi|| be conducting. 56? PROJECT MANAGERS TECHNICIANS 4 6 OPERATIONS + SUPPLY CHAIN SALES + MARKETING 6 4 INVEST fe \ i ! X _ — \ I\\ Y. \ Q INVEST The Atlis Buck is a project we are currently working on in the stages between the XP Plattorm and XT truck development. It is a simple frame on design that will allow us to drive an XP Platform prototype and provide as a showcase tor charging, oft road capabilities and more. This Buck also serves as a segue into the new era ot design tor Atlis Motors. One focused around the Always work ethos. Future designs and products will revolve around this style philosophy. INVEST